Exhibit 99.1

Brookstone Announces First-Quarter 2005 Sales

MERRIMACK, N.H., May 5, 2005 – Product Developer and specialty retail company Brookstone, Inc. (Nasdaq: BKST) today announced sales for the first quarter of 2005.

Total sales for the 13-week period ended April 30, 2005 rose 3.7 percent to $80.3 million. Same-store sales decreased 3.9 percent as compared to last year’s first-quarter same-store sales increase of 20.1 percent. Direct-Marketing sales climbed 12.3 percent to $13.2 million on a 24.5-percent increase in circulation.

Brookstone Chairman, President and Chief Executive Officer Michael Anthony said: “Our first-quarter sales were at the lower end of the range of our previously announced forecast. We were encouraged by the success of a number of new-product introductions and pleased that our airport stores continued to deliver strong same-store sales.”

Mr. Anthony continued: “We continue to launch new and innovative products and believe these new introductions will contribute to our Father’s Day and second-quarter performance.”

Mr. Anthony continued: “In the first quarter of 2005, we opened one new airport store, raising our airport-store count to 38. We remain on track to open a total of approximately 20 new stores and remodel 11 stores in 2005.”

Mr. Anthony concluded: “Based on our results, we believe our first-quarter loss will be between $0.32 and $0.34 per diluted share.”

Because of the seasonal nature of specialty retailing, Brookstone generally carries a loss over the first three quarters and makes its profit for the year in the fourth quarter.

As announced on April 15, 2005, Brookstone has signed a definitive merger agreement to be acquired by a consortium led by OSIM International Ltd, J.W. Childs Associates L.P. and Temasek Capital (Private) Limited. Under the terms of the agreement, following approval by Brookstone’s shareholders and the satisfaction or waiver of other customary conditions including the receipt of regulatory approvals at the effective time of the merger, each outstanding share of Brookstone’s common stock will be converted into the right to receive $20.50 in cash.

Brookstone, Inc. is a product development and specialty retail company that operates 288 Brookstone Brand stores nationwide and in Puerto Rico. Typically located in high-traffic regional shopping malls, lifestyle centers and airports, the stores feature unique and innovative consumer products. The Company also operates five stores under the Gardeners Eden Brand, and a Direct-Marketing business that consists of three catalog titles — Brookstone, Hard-to-Find Tools and Gardeners Eden — as well as e-commerce web sites at http://www.brookstone.com and http://www.gardenerseden.com.

Statements in this filing (and the exhibits hereto) which are not historical facts, including statements about the Company’s confidence or expectations, earnings, anticipated operations of its e-commerce sites and those of third-party service providers, and other statements about the Company’s operational outlook, are forward-looking statements subject to risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties include, without limitation, risks of changing market conditions in the overall economy and the retail industry, consumer demand, the effectiveness of e-commerce technology and marketing efforts, availability of products, availability of adequate transportation of such products, and other factors detailed from time to time in the Company’s annual and other reports filed with the Securities and Exchange Commission (“SEC”). Words such as “estimate”, “project”, “plan”, “believe”, “feel”, “anticipate”, “assume”, “may”, “will”, “should” and similar words and phrases may identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligations to publicly release any revisions to these forward-looking statements or reflect events or circumstances after the date hereof.

Statements about the expected timing, completion and effects of the proposed merger and all other statements in this release other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed merger on the terms described herein or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval, the failure of financing or the failure to satisfy the other closing conditions. These factors, and other factors that may affect the business or financial results of the Company are described in the Company’s filings with the SEC.

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